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                           HORIZON PHARMACIES, INC.
                        FORMS STRATEGIC ALLIANCE WITH
                                 INFORMED.COM

      DENISON, TX., March 31, 2000/PRNewswire/--HORIZON Pharmacies, Inc. (AMEX: HZP) today announced that it has formed a strategic alliance with Informed.com (www.informed.com) to sell to Informed.com a newly organized subsidiary corporation d/b/a InformedScripts.com. InformedScripts.com will be purchased by Informed.com for $5.5 million, which includes a combination of 2.0 million shares of Informed.com common stock and $1.5 million in cash. Both parties will take equity positions and will receive warrants and/or options to purchase common stock in each other's respective companies.

      HORIZON has also entered into an agreement with Infomed.com to develop a virtual Internet pharmacy ("VIP") application that will serve as the foundation of a comprehensive Web-based prescription fulfillment, health and wellness center. This alliance includes the design and development of a VIP kiosk, which could be placed in grocery stores, corporate infirmaries or other strategic locations and would allow prescription processing and video conference access to a pharmacist. The VIP application will be interfaced and integrated with HORIZON'S current computerized pharmacy system and the new Internet pharmacy, www.horizonscripts.com.
                       -----------------------

      Informed.com will receive revenues from its subsidiary, InformedScripts.com, and HORIZON will facilitate supervision of the operation. The alliance also establishes HORIZON as the exclusive fulfillment center for prescription medicines for InformedScripts.com, and HORIZON will serve as a pharmacy consulting resource for the newly-formed company. As strategic partners, both Informed.com and HORIZON have agreed to market and re-market products and services on each company's web sites and on other web sites that each company operates.

      Rick McCord, President and CEO of HORIZON, states, "The combination of our current brick and mortar foundation, strategic alliances such as the one with Informed.com and the new and innovative virtual pharmacy kiosk currently in development with Informed.com will generate a new avenue for global revenue growth. This alliance is a dynamic portion of our strategic plan to create a new "brick and click" company positioned for the future. These alliances, complemented with our base of over one million customers and our prescription fill rate, which exceeded 2.5 million prescriptions in 1999, will lead our company into the e-commerce industry. Informed.com's experienced management team and their innovative ideas will be a tremendous asset to us in the e-commerce arena."

      Michael Kerouac, President and CEO of Informed.com, adds, "This alliance is the beginning of a powerful relationship that will combine the power of Internet health resources with meaningful and necessary medicines and services. I expect that clients of both companies, especially those clients in small towns and rural areas, can take advantage of access to the integration of health products and services for maintaining wellness and managing illness."

      Informed.com is based in Orlando, FL and maintains offices in Charlottesville, VA, Denver and Fort Collins, CO. The company is a leading provider of software and consulting solutions that



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provide medical expertise and care to people around the world isolated by geography, economic conditions or physical limitations.

      Currently, HORIZON owns and operates 51 retail pharmacies in 17 states, 15 home medical equipment locations, five closed-door institutional pharmacies, five intravenous (IV) operations, one home healthcare agency, one mail order pharmacy, and one Internet pharmacy (www.horizonscripts.com).
                                                ----------------------

      HORIZON Pharmacies, Inc. acquires, consolidates and operates high volume, free-standing full-service retail pharmacies primarily located in communities that have populations of fewer than 50,000 people, and it operates an Internet pharmacy. HORIZON believes that its success is primarily due to its philosophy of retaining the individual, time-proven customer service characteristics of the stores it acquires, while enabling such stores to offer complete and competitively priced inventories to their small town customers through enhanced technology, greater purchasing power, increased advertising and management of such stores as a chain.

      THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE FUTURE PERFORMANCE OF HORIZON PHARMACIES, INC., WHICH ARE SUBJECT TO A NUMBER OF FACTORS OVER WHICH IT HAS NO CONTROL. FORWARD-LOOKING INFORMATION INCLUDES STATEMENTS CONCERNING PHARMACY SALES TRENDS, ONLINE PHARMACY SALES TRENDS, PRESCRIPTION MARGINS, NUMBER OF NEW STORE OPENINGS, THE LEVEL OF CAPITAL EXPENDITURES AND ITS SUCCESS IN ADDRESSING ANY REMAINING YEAR 2000 ISSUES; AS WELL AS THOSE THAT INCLUDE OR ARE PRECEDED BY THE WORDS "EXPECTS," "ESTIMATES," "BELIEVES," OR SIMILAR LANGUAGE. FOR A MORE COMPLETE DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN HORIZON AND FOR ADDITIONAL INFORMATION PLEASE REFER TO THE REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
      SOURCE:  HORIZON Pharmacies, Inc.
      CONTACT: Rick McCord of HORIZON Pharmacies, Inc. at 903-465-2397/FAX903-465-6769.
      For more information, visit our web site at www.horizonrx.com and at
      www.horizonscripts.com.                     -----------------
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(HZP)